Exhibit 99.1
Movella Realigns Workforce to Better Navigate Challenging Market Conditions

HENDERSON, Nev., September 5, 2023 (GLOBE NEWSWIRE) -- Movella Holdings Inc. (NASDAQ: MVLA) (“Movella”), a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement, announced that due to market conditions, on August 31, 2023, the Company reduced its number of employees by approximately 20%. The Company expects to substantially complete this workforce reduction in the third quarter of 2023. Additionally, the Company elected to restructure its operations by exiting certain non-core business activities. As a result of this workforce reduction and restructuring, the Company expects to incur a pre-tax cash charge for severance and restructuring costs which consists of one-time termination benefits and contract termination costs, of between approximately $1.1 million and $1.6 million in the third quarter of 2023. The Company expects to achieve cost savings of approximately $2.0 million per quarter following this action.

About Movella Holdings Inc.

Movella is a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement. Movella serves the entertainment, health & sports, and automation & mobility markets. Our innovations enable customers to capitalize on the value of movement by transforming data into meaningful and actionable insights. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, Siemens and over 500 sports organizations, Movella is creating extraordinary outcomes that move humanity forward. To learn more, please visit www.movella.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of federal securities laws. The words "accelerate," "anticipate," "believe," "continue," "could," "enable," "estimate," "expect," "extend," "fuel," "future," "growth," "intend," "may," "might," "opportunity," "outlook," "plan," "position," "possible," "potential," "predict," "progress," "project," "realize," "see," "seem," "should," "will," "would," and similar expressions, or the negative of such expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the following: Movella's management team's expectations, hopes, beliefs, intentions or strategies regarding the future and the company's competitive position; the ability of Movella's solutions to enable real-time digitized movement in the emerging high-growth areas of the Metaverse, next-generation gaming, live streaming and other applications; the belief that Movella's proprietary technology, scalable business model, and experienced leadership team will position Movella to extend its leadership position and continue to deliver innovations that drive the industry; the anticipated or potential features, benefits, and applications for Movella's products and technology and timing thereof; the market opportunity for Movella's products and technology; or other characterizations of future events or circumstances, including any underlying assumptions. These statements are based on the current expectations of Movella's management and are not predictions of actual performance and as such, are provided for illustrative purposes only. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Movella's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) general economic conditions and Movella's financial performance; (ii) changes adversely affecting the businesses in which Movella is engaged; (iii) Movella's ability to execute on its business strategy and plans and to manage growth; and (iv) risks related to regulatory matters, as well as the factors described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Movella’s Form 10-K for the year ended December 31, 2022 and Form 8-K/A filed March 31, 2023, and in those documents that Movella will file with the SEC in the future. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Movella presently knows or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, plans or forecasts of future events and views as of the date of this press release. Movella anticipates that subsequent events and developments will cause its assessments to change. However, while Movella may elect to update these forward-looking statements at some point in the future, Movella specifically disclaims any obligation to do so, except to the extent required by applicable law. These forward-looking statements should not be relied upon as representing Movella's assessments as of any date subsequent to the date of this press release and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Accordingly, undue reliance should not be placed upon the forward-looking statements.